EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS<F1>
                           (Unaudited)

[CAPTION]
                                                   13 Weeks Ended
                                             --------------------------
                                              March 29,      March 30,
                                                 1997          1996
                                             ------------  -------------
                              (Dollars in millions, shares in thousands)

Earnings (1996 pro forma)...................    $  24.9       $  29.0
                                                =======       =======
PRIMARY METHOD
 Shares (1996 pro forma)
     Cumulative average outstanding shares..     62,087        62,030
     Common equivalent shares...............        909         1,065
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     62,996        63,095
                                                =======       =======
 Primary earnings (1996 pro forma)
   per share................................    $  0.40       $  0.46

FULLY DILUTED METHOD
  Shares (1996 pro forma)
     Cumulative average outstanding shares..     62,087        62,030
     Common equivalent shares...............        912         1,065
                                                -------       -------
     Weighted average number of common
        and common equivalent shares........
        outstanding.........................     62,999        63,095
                                                =======       =======
Fully Diluted earnings (1996 pro forma)
   per share................................    $  0.40       $  0.46
                                                =======       =======

<F1>For the 13 weeks ended March 30, 1996, the number of shares actually outstanding and the number of common equivalent shares existing at the date of the Distribution have been used.
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